                                                                    EXHIBIT 11.1




                       COMPUTATION OF NET INCOME PER SHARE
                     (In millions, except share information)



                                  For the Year Ended      For the Year Ended        For the Year Ended
                                   December 31, 2001       December 31, 2000         December 31, 1999
                                 ---------------------  ----------------------   ------------------------

                                    Basic    Diluted      Basic       Diluted       Basic        Diluted
                                 ---------- ----------  ----------  ----------   ----------    ----------
Income before
   extraordinary loss                $ 34.2     $ 34.2     $ 274.7     $ 274.7      $ 257.1       $ 257.1
Extraordinary loss, net of tax          7.9        7.9           -           -            -             -
                                 ---------- ----------  ----------  ----------   ----------    ----------

Net income                           $ 26.3     $ 26.3     $ 274.7     $ 274.7      $ 257.1       $ 257.1
                                 ========== ==========  ==========  ==========   ==========    ==========

Weighted average shares:
   Common shares outstanding     63,977,391 63,977,391  65,176,499  65,176,499   66,922,844    66,922,844
   Exercise of stock options (1)          -  1,327,643           -     664,465            -       820,308
                                 ---------- ----------  ----------  ----------   ----------    ----------

   Common and equivalent shares
     outstanding                 63,977,391 65,305,034  65,176,499  65,840,964   66,922,844    67,743,152
                                 ========== ==========  ==========  ==========   ==========    ==========

Per common and equivalent share:
   Income before
     extraordinary loss              $ 0.53     $ 0.52      $ 4.21      $ 4.17       $ 3.84        $ 3.80
   Extraordinary loss                  0.12       0.12           -           -            -             -
                                 ---------- ----------  ----------  ----------   ----------    ----------

   Net income                        $ 0.41     $ 0.40      $ 4.21      $ 4.17       $ 3.84        $ 3.80
                                 ========== ==========  ==========  ==========   ==========    ==========


                                  For the Year Ended      For the Year Ended
                                   December 31, 1998       December 31, 1997
                                 ---------------------  ----------------------

                                   Basic     Diluted      Basic      Diluted
                                 ---------- ----------  ----------  ----------
Income before
   extraordinary loss               $ 115.5    $ 115.5     $ 208.2     $ 208.2
Extraordinary loss, net of tax            -          -         1.0         1.0
                                 ---------- ----------  ----------  ----------

Net income                          $ 115.5    $ 115.5     $ 207.2     $ 207.2
                                 ========== ==========  ==========  ==========

Weighted average shares:
   Common shares outstanding     66,947,135 66,947,135  66,304,770  66,304,770
   Exercise of stock options (1)          -  1,076,240           -   1,943,313
                                 ---------- ----------  ----------  ----------

   Common and equivalent shares
     outstanding                 66,947,135 68,023,375  66,304,770  68,248,083
                                 ========== ==========  ==========  ==========

Per common and equivalent share:
   Income before
     extraordinary loss              $ 1.73     $ 1.70      $ 3.14      $ 3.05
   Extraordinary loss                     -          -        0.01        0.01
                                 ---------- ----------  ----------  ----------

   Net income                        $ 1.73     $ 1.70      $ 3.13      $ 3.04
                                 ========== ==========  ==========  ==========




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(1)    Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.